Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)
for
Tender of Common Shares
of

GEOPARK LIMITED

Pursuant to its Offer to Purchase Dated March 20, 2024

For Cash up to U.S.$50,000,000 of Common Shares

At a Per Share Purchase Price Not Greater Than U.S.$10.00 Nor Less Than U.S.$9.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 17, 2024, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your common shares, par value U.S.$0.001 per share of GeoPark Limited, an exempted company limited by shares incorporated under the laws of Bermuda, are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common shares of the Company.

The Depositary for the Offer is:
Computershare Trust Company, N.A.

By Registered, Certified or Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, 150 Royall Street, Suite V Canton, MA 02021	By Email Transmission (for eligible institutions only): CANOTICEOFGUARANTEE@computershare.com	By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, P.O. Box 43011 Providence, RI 02940-3011

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Corporate Actions Voluntary GPKL

Ladies and Gentlemen:

The undersigned hereby tenders to GeoPark Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), on the terms and subject to the conditions set forth in the Offer to Purchase dated March 20, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common shares of the Company.

Number of shares to be tendered: __________ shares*

*       Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED BELOW, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 3 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having GeoPark Limited purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES BELOW, the undersigned hereby tenders shares at and is willing to accept the Purchase Price determined by GeoPark Limited pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased shares in the Offer and could result in the tendered shares being purchased at a price as low as U.S.$9.00 per share (the minimum Purchase Price in the Offer).

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 3 of the Letter of Transmittal)

By checking ONE, and only ONE, of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price for the shares is less than the price checked. If the Purchase Price for the shares is equal to or greater than the price checked, then the shares purchased by GeoPark Limited will be purchased at the Purchase Price. A shareholder who wishes to tender shares at more than one price must complete a separate Notice of Guaranteed Delivery and/or Letter of Transmittal for each price at which shares are being tendered. The same shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ U.S.$9.00	☐ U.S.$9.10	☐ U.S.$9.20
☐ U.S.$9.30	☐ U.S.$9.40	☐ U.S.$9.50
☐ U.S.$9.60	☐ U.S.$9.70	☐ U.S.$9.80
☐ U.S.$9.90	☐ U.S.$10.00

Corporate Actions Voluntary GPKL

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 12 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: _______________ shares.

☐	If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

Corporate Actions Voluntary GPKL

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.

Corporate Actions Voluntary GPKL

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